UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

CANNAE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

CARRONADE CAPITAL MASTER, LP

CARRONADE CAPITAL MANAGEMENT, LP

CARRONADE CAPITAL GP, LLC

CARRONADE CAPITAL MANAGEMENT GP, LLC

DAN GROPPER

MONA ABOELNAGA

BENJAMIN C. DUSTER, IV

DENNIS A. PRIETO

CHÉRIE L. SCHAIBLE

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

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Carronade Capital Master, LP (“Carronade”), together with the other participants in its solicitation, has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of Carronade’s slate of four director nominees at the 2025 annual meeting of shareholders (the “Annual Meeting”) of Cannae Holdings, Inc., a Nevada corporation (the “Company”). Carronade has filed a supplement to its definitive proxy statement that includes certain additional information on the Annual Meeting.

Item 1: On December 10, 2025, Carronade issued the following press release:

Carronade Capital Reminds Cannae Shareholders to Vote the GOLD Proxy Card "FOR” All Four of Carronade’s Director Nominees TODAY

Urges Shareholders to Help Drive Positive Change at Cannae by Voting “FOR” Carronade’s Truly Independent Nominees Who Will Help Create Shareholder Value

Asks Shareholders to “WITHHOLD” on All Four of Cannae’s Underperforming Nominees

DARIEN, Conn., December 10, 2025 – Carronade Capital Master, LP (together with its affiliates, “Carronade Capital”, “our” or “we”), which beneficially owns approximately 3.2 million shares of Common Stock of Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae” or the “Company”) and is one of the Company’s top shareholders, today reminds all Cannae shareholders to vote “FOR” Mona Aboelnaga, Benjamin Duster, Dennis Prieto and Chérie Schaible and “WITHHOLD” on all four of Cannae’s nominees, Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey, on Carronade’s GOLD proxy card in connection with Cannae’s 2025 Annual Meeting of Shareholders to be held at 10 am Pacific Time on December 12th, 2025.

As the deadline to vote approaches, Carronade reminds Cannae shareholders that:

•	Electing Carronade’s four independent, seasoned and highly knowledgeable nominees – Mona Aboelnaga, Benjamin Duster, Dennis Prieto and Chérie Schaible – offers shareholders the opportunity to appoint independent oversight and the objective, diverse perspectives that Cannae’s boardroom has been desperately missing. Carronade believes its four director nominees can help strengthen corporate governance, bring real accountability to the boardroom and better position Cannae to realize long-term value for all shareholders.

•	All three independent leading proxy firms unanimously agree, with ISS, Glass Lewis and Egan- Jones all recognizing the need for greater independence, stronger oversight and renewed accountability on Cannae’s Board – recommending Cannae shareholders vote “FOR” Carronade’s nominees and “WITHHOLD” on the Company’s slate.

•	Shareholders have suffered as the Cannae Board has destroyed shareholder value, chronically underperformed peers and pursued egregious governance practices, all while handsomely rewarding themselves for “performance” – with Cannae returning -60% total shareholder returns over the past five years while paying Directors and Management over $650 million collectively since 2017.

•	All of Cannae’s directors up for election at this year’s Annual Meeting have an abysmal track record of stewarding shareholder capital – Ms. Meinhardt returning -148%, Mr. Stallings returning -148%, Mr. Willey returning -148% and Mr. Moullet returning -112% cumulative relative TSR during their tenures over the last five years[1].

1 Sourced from Bloomberg as of 11/19/2025

•	Cannae awarded Bill Folley tens of millions of dollars, despite virtually no changes to his purview and secured a right to sell back nearly $50 million of his stock at a significant premium to the market price, a deal inaccessible to other shareholders, and then quickly increased the size of its Board, all during the midst of an election contest.

•	Carronade believes its director nominees can help restore shareholder confidence and drive value creation by (I) adding truly independent voices to the Board, (II) unlocking portfolio value and improving private asset disclosure, (III) enhancing governance and instilling accountability, and (IV) reducing costs and aligning management incentives.

To ensure the election of Carronade’s nominees, it is essential that shareholders follow the recommendations of ISS, Glass Lewis and Egan-Jones and vote “FOR” Mona Aboelnaga, Benjamin Duster, Dennis Prieto and Chérie Schaible and “WITHHOLD” on Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey on Carronade’s GOLD proxy card. Shareholders must cast their votes on or before 11:59 pm Pacific Time on December 11, 2025.

Your vote is important, no matter how many or few shares of Common Stock you own. Vote GOLD today. For more information, including voting instructions, please visit ImproveCannae.com.

About Carronade Capital

Carronade Capital Management, LP (“Carronade Capital Management”) is a multi-strategy investment firm based in Darien, Connecticut with approximately $2.7 billion in assets under management that focuses on process driven investments in catalyst-rich situations. Carronade Capital Management, founded in 2019 by industry veteran Dan Gropper, currently employs 17 team members. Carronade Capital was launched on July 1, 2020. Dan Gropper brings with him nearly three decades of special situations credit experience serving in senior roles at distinguished investment firms, including Elliott Management Corporation, Fortress Investment Group and Aurelius Capital Management, LP.

Media Contact:

Paul Caminiti / Jacqueline Zuhse

Reevemark

(212) 433-4600

Carronade@reevemark.com

Investor Contacts:

Andy Taylor / Win Rollins

Carronade Capital Management, LP

(203) 485-0880

ir@carronade.com

Pat McHugh

Okapi Partners LLC

(855) 208-8903

(212) 297-0720

info@okapipartners.com

Disclaimers

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. This press release does not recommend the purchase or sale of a security. There is no assurance or guarantee with respect to the prices at which any securities of Cannae Holdings, Inc. (the "Company") will trade, and such securities may not trade at prices that may be implied herein. In addition, this press release and the discussions and opinions herein are for general information only, and are not intended to provide financial, legal or investment advice. Each shareholder of the Company should independently evaluate the proxy materials and make a decision that aligns with their own financial interests, consulting with their own advisers, as necessary.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words "expects", "anticipates", "believes", "intends", "estimates", "plans", "will be" and similar expressions. Although Carronade Capital and its affiliates believe that the expectations reflected in forward-looking statements contained herein are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and are generally beyond the control of Carronade or the Company—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. In addition, the foregoing considerations and any other publicly stated risks and uncertainties should be read in conjunction with the risks and cautionary statements discussed or identified in the Company's public filings with the U.S. Securities and Exchange Commission, including those listed under "Risk Factors" in the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q . The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Carronade does not undertake any obligation to update or revise any forward-looking information or statements. Certain information included in this press release is based on data obtained from sources considered to be reliable. Any analyses provided herein is intended to assist the reader in evaluating the matters described herein and may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should not be viewed as factual and should not be relied upon as an accurate prediction of future results. All figures are estimates and, unless required by law, are subject to revision without notice.

Certain of the funds(s) and/or account(s) (“Accounts”) managed by Carronade Capital Management, LP (“Carronade Capital Management”) currently beneficially own shares of the Company. Carronade Capital Management in the business of trading (i.e., buying and selling) securities and intends to continue trading in the securities of the Company. You should assume the Accounts will from time to time sell all or a portion of its holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. Consequently, Carronade Capital Management's beneficial ownership of shares of, and/or economic interest in, the Company may vary over time depending on various factors, with or without regard to Carronade Capital Management's views of the Company's business, prospects, or valuation (including the market price of the Company's shares), including, without limitation, other investment opportunities available to Carronade Capital Management, concentration of positions in the portfolios managed by Carronade Capital Management, conditions in the securities markets, and general economic and industry conditions. Without limiting the generality of the foregoing, in the event of a change in the Company's share price on or following the date hereof, Carronade Capital Management may buy additional shares or sell all or a portion of its Account’s holdings of the Company (including, in each case, by trading in options, puts, calls, swaps, or other derivative instruments relating to the Company’s shares). Carronade Capital Management also reserves the right to change the opinions expressed herein and its intentions with respect to its investment in the Company, and to take any actions with respect to its investment in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

Additional Information

Carronade Capital Master, LP, together with the other participants in its proxy solicitation (collectively, "Carronade Capital"), has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of Carronade Capital’s highly-qualified director nominees at the 2025 annual meeting of shareholders of the Company (the “Annual Meeting”). Shareholders are advised to read the proxy statement (including any amendments or supplements thereto) and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Carronade Capital’s proxy solicitation. These materials and other materials filed by Carronade Capital with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Carronade Capital with the SEC are also available, without charge, by directing a request to Carronade Capital’s proxy solicitor, Okapi Partners LLC, at its toll-free number (855) 208-8903 or via email at info@okapipartners.com.

Sources: Cannae SEC filings; ISS, Glass Lewis and Egan-Jones reports; Bloomberg as of 11/19/2025.

Item 2: Also on December 10, 2025, Carronade posted the following materials to social media:

Item 3: Also on December 10, 2025, Carronade posted the following materials and updates to www.ImproveCannae.com: